EXHIBIT 99.1

EMPIRE RESOURCES, INC.

EMPIRE RESOURCES REPORTS STRONG THIRD QUARTER 2014 RESULTS

- Net Sales Increase 26% from Third Quarter of 2013 to $159.4 Million, Up 9% Sequentially

- Operating Income of $3.7 Million Is More than Double 2013 Third Quarter Level

- GAAP Net Loss per Diluted Share Is $0.08, Non-GAAP Net Income per Diluted Share Is $0.17

FORT LEE, N.J., November 14, 2014 -- Empire Resources, Inc. (NASDAQ: ERS), a distributor of value added, semi-finished metal products, announced today that net sales for the third quarter of 2014 were $159.4 million, an increase of 26% from the third quarter of 2013, and 9% higher sequentially.  The growth in revenue compared with both the third quarter of 2013 as well as the second quarter of 2014 was primarily driven by a strong increase in sales in the U.S.

Gross profit for the third quarter of 2014 increased 41% from the third quarter of 2013 to $7.5 million, or 4.7% of sales, compared with $5.3 million, or 4.2% of sales, in the third quarter of 2013. In the second quarter of 2014, gross profit was $7.0 million, or 4.8% of sales.

Operating income for the third quarter of 2014 was $3.7 million, which is more than double the operating income of $1.7 million reported in the third quarter of 2013 and up 3% from operating income of $3.5 million in the second quarter of 2014.

Net interest expense for the third quarter of 2014 was $1.0 million, which is 10% below the third quarter of 2013 and 5% below the second quarter of 2014, reflecting the lower interest rate environment in the most recent quarter and reduced interest expense due to a reduction in the Company's convertible debt.

The Company recognized a non-cash non-operating loss of $2.1 million in the third quarter of 2014 related to the change in fair market valuation of the derivative feature of its convertible subordinated note.  That compares with a non-cash non-operating gain of $1.7 million in the third quarter of 2013, and a non-cash non-operating gain of $0.2 million in the second quarter of 2014.

Fair value accounting requires that changes in derivative liabilities related to the Company's convertible notes be charged or credited to income during each accounting period. The changes in valuation have several drivers, primary among them is the change in the Company's stock price, with increases in the stock price causing losses on the derivative liability, while decreases in the stock price produce gains on the derivative liability. Such losses are not tax deductible, and likewise any recoveries of such losses are not taxable upon recovery. Accordingly, no tax effect was given to the non-cash non-operating loss of $2.1 million in the third quarter of 2014 or the non-cash non-operating gains of $1.7 million in the third quarter of 2013 and the $0.2 million in the second quarter of 2014. The resultant effective tax rate for the third quarter of 2014 was 279.8%, 8.6% for the third quarter of 2013 and 38.8% in the second quarter of 2014.

Non-GAAP net income for the third quarter of 2014, excluding the effect of the change in fair market valuation of the derivative liability and the associated tax treatment, increased 345% to $1.5 million, or $0.17 per diluted share, compared with non-GAAP net income of $0.3 million, or $0.04 per diluted share, in the third quarter of 2013. Non-GAAP net income was $1.5 million, or $0.17 per diluted share, in the second quarter of 2014.

On a GAAP basis, the Company reported a net loss of $0.7 million, or $0.08 per diluted share, for the third quarter of 2014, compared with net income of $2.1 million, or $0.06 per diluted share, in the third quarter of 2013, and net income of $1.6 million, or $0.15 per diluted share, in the second quarter of 2014.

For the first nine months of 2014, net sales increased 20% to $444.2 million compared with $370.3 million in the first nine months of 2013. On a GAAP basis, net income for the first nine months of 2014 was $1.8 million, or $0.20 per diluted share, compared with $1.9 million, or $0.22 per diluted share, in the first nine months of 2013. On a non-GAAP basis, net income increased 103% to $4.3 million, or $0.48 per diluted share, for the first nine months of 2014, compared with non-GAAP net income of $2.1 million, or $0.24 per diluted share, in the first nine months of 2013.

The Company uses the non-GAAP measures internally, which exclude the effect of the non-cash non-operating gains and losses due to the quarterly changes in the valuation of the derivative liability, to evaluate its operating performance and believes that this is a useful measure also used by investors.

Nathan Kahn, President and CEO, commented, "For a third consecutive quarter, we achieved both sequential and year-over-year top-line growth, as we continue to benefit from our geographic and product diversity. Robust market demand in the U.S. was the main driver of our sales in the third quarter, both in aluminum and steel. We also realized improved growth in Europe, where our team's focus on execution is making a difference despite locally soft economic conditions. Sales in Latin America remained nearly level while the Australia/New Zealand team continued the year-over-year improvement they have achieved for the past two quarters. We are also pleased to report continued growth in operating income, which is at the highest level in four years, while our non-GAAP net income year-to-date is double the level we achieved last year."

Restatement Due to Change in Income Tax Provision

Losses and gains arising from the change in values of the derivative liability are excluded from deferred income tax calculations and adjustments for this have been reflected in the accounting for deferred income taxes. Net income for the three months ended September 30, 2013 has been increased by $0.6 million, or $0.07 per basic share, and by $0.00 per diluted share, from the amount of $1.5 million previously reported, to reflect a reduction in the deferred income tax provision attributable to the income from the change in value of the derivative liability. Correspondingly, the net income for the three months ended March 31, 2013 has been decreased by $0.6 million, or $0.07 per basic and diluted share, from the amount of $0.1 million previously reported to reflect an increase in the deferred income tax provision attributable to the loss from change in value of the derivative liability. Similarly, the net income for the three months ended March 31, 2014 has been decreased by $0.2 million, or $0.03 per basic and diluted share, from the amount of $1.0 million previously reported.

About Empire Resources, Inc.

Empire Resources, Inc. is a distributor of a wide range of semi-finished metal products to customers in the transportation, automotive, housing, appliance and packaging industries in the U.S., Canada, Latin America, Australia, New Zealand and Europe. The Company maintains supply contracts with mills in various parts of the world.

Use of Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses non-GAAP net income, because management uses this supplemental non-GAAP financial measure to evaluate performance period over period, to analyze the underlying trends in its business, and to establish operational goals. In addition, the Company believes investors already use this non-GAAP measure to monitor the Company's performance. Non-GAAP net income is defined by the Company as net income excluding non-cash, non-operating changes in value of derivative liability related to the conversion option on its convertible debt.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of non-GAAP to GAAP net income is set forth in the table below.

The Company believes that providing this information assists investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the loss or default of one or more suppliers; (ii) the loss or default of one or more significant customers; (iii) a default by counterparties to derivative financial instruments; (iv) changes in general, national or regional economic conditions; (v) an act of war or terrorism that disrupts international shipping; (vi) changes in laws, regulations and tariffs; (vii) the imposition of anti-dumping duties on products the Company imports; (viii) changes in the size and nature of the Company's competition; (ix) changes in interest rates, foreign currencies or spot prices of aluminum; (x) the loss of one or more key executives; (xi) increased credit risk from customers; (xii) the Company's failure to grow internally or by acquisition and (xiii) the Company's failure to improve operating margins and efficiencies. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Condensed Consolidated Statements of Income (Unaudited) (In thousands except per share amounts)

	Three Months Ended September 30, 2014 2013 (see note 20)		Nine Months Ended September 30, 2014 2013
Net sales	$159,366	$126,390	$444,199	$370,288
Cost of goods sold	151,897	121,082	423,228	353,083
Gross profit	7,469	5,308	20,971	17,205
Selling, general and administrative expenses	3,819	3,602	10,600	10,361
Operating income	3,650	1,706	10,371	6,844
Interest expense, net	1,041	1,156	3,223	3,403
Income before other expenses	2,609	550	7,148	3,441
Other expenses
Change in value of derivative liability	(2,059)	1,715	(2,239)	(452)
Loss related to extinguishment of debt converted into common stock	(164)	-	(164)	-
Income before income taxes	386	2,265	4,745	2,989
Income taxes	1,080	194	2,985	1,066
Net (loss)/income	$(694)	$2,071	$1,760	$1,923
Weighted average shares outstanding:
Basic	8,814	8,586	8,705	8,585
Diluted	8,814	11,835	8,964	8,856
Earnings per share:
Basic	$(0.08)	$0.24	$0.20	$0.22
Diluted	$(0.08)	$0.06	$0.20	$0.22

See notes to unaudited condensed consolidated financial statements

Non-GAAP Consolidated Statements of Income (Unaudited) (In thousands except per share amounts)

	Three Months Ended September 30, 2014 2013		Nine Months Ended September 30, 2014 2013
GAAP income before income taxes	386	2,265	4,745	2,989
Elimination of the change in value of derivative liability	2,059	(1,715)	2,239	452
Non-GAAP net income before taxation	2,445	550	6,984	3,441
Income taxes	954	215	2,724	1,342
Non-GAAP net income	$1,491	$336	$4,260	$2,099
Weighted average shares outstanding:
Basic	8,814	8,586	8,705	8,585
Diluted	8,814	8,850	8,964	8,856
Non-GAAP earnings per share:
Basic	$0.17	$0.04	$0.49	$0.24
Diluted	$0.17	$0.04	$0.48	$0.24

Condensed Consolidated Balance Sheets (In thousands except share and per share amounts)

	September 30, 2014 (Unaudited)	December 31, 2013
ASSETS
Current assets:
Cash	$4,663	$2,477
Trade accounts receivable (less allowance for doubtful accounts of $543 and $562)	97,393	52,696
Inventories	120,104	139,752
Deferred tax assets	3,194	3,217
Advance to supplier, net of imputed interest of $87 and $176	3,236	3,147
Other current assets, including derivatives	6,051	6,081
Total current assets	234,641	207,370
Advance to supplier, net of imputed interest of $3 and $56, and net of current maturities	841	3,287
Preferential supply agreement, net	401	641
Long-term financing costs, net of amortization	962	358
Property and equipment, net	3,886	3,949
Deferred tax assets	-	215
Total assets	$240,731	$215,820

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable - banks	$132,785	$107,922
Current maturities of mortgage payable	1,154	1,290
Trade accounts payable	33,488	44,058
Income taxes payable	3,037	2,042
Accrued expenses and derivative liabilities	8,257	2,844
Dividends payable	224	215
Total current liabilities	178,945	158,371

Subordinated convertible debt net of unamortized discount of $865 and $1,368 respectively	10,135	10,632
Derivative liability for embedded conversion option	3,860	2,048
Deferred taxes payable	49	-
Total Liabilities	192,989	171,051

Commitments (Note 19)

Stockholders' equity:
Common stock $0.01 par value, 20,000,000 shares authorized and 11,749,651 shares issued at September 30, 2014 and December 31, 2013	117	117
Additional paid-in capital	13,678	11,937
Retained earnings	39,280	38,178
Accumulated other comprehensive (loss)/income	(217)	51
Treasury stock, 2,773,420 and 3,177,708 shares at September 30, 2014 and December 31, 2013, respectively	(5,116)	(5,514)
Total stockholders' equity	47,742	44,769
Total liabilities and stockholders' equity	$240,731	$215,820

See notes to unaudited condensed consolidated financial statements

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended September 30, 2014 2013
Cash flows - operating activities:
Net income	$1,760	$1,923
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	482	518
Change in value of derivative liability	2,239	452
Loss related to extinguishment of debt converted into common stock	164	-
Amortization of convertible note discount	419	424
Imputed interest on vendor advance	(144)	(231)
Loss on sale of marketable securities	-	32
Amortization of supply agreement	240	240
Deferred income taxes	271	(503)
Foreign exchange loss/(gain) and other	296	(23)
Stock-based compensation	630	-
Changes in:
Trade accounts receivable	(45,330)	(9,932)
Inventories	18,947	21,708
Other current assets	27	(666)
Trade accounts payable	(10,751)	(8,061)
Income taxes payable	995	(818)
Accrued expenses and derivative liabilities	5,708	(1,221)
Net cash (used in)/provided by operating activities	(24,047)	3,842
Cash flows - investing activities:
Repayment related to supply agreement	2,500	2,500
Net proceeds from sale of marketable securities	-	6
Purchases of property and equipment	(19)	(6)
Net cash provided by investing activities	2,481	2,500
Cash flows - financing activities:
Proceeds from/(repayments) of notes payable – banks	25,602	(6,594)
Repayments - mortgage payable	(136)	(127)
Deferred Financing Costs	(1,005)	(60)
Dividends paid	(648)	(429)
Proceeds from stock options exercised	15	-
Treasury stock purchased	(13)	(23)
Net cash provided by/(used in) financing activities	23,815	(7,233)
Net increase/(decrease) in cash	2,249	(891)
Effect of exchange rate	(63)	1
Cash at beginning of period	2,477	3,136
Cash at end of the period	$4,663	$2,246
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,476	$2,913
Income taxes	$2,737	$1,955
Non cash financing activities:
Dividend declared but not yet paid	$224	$215
Treasury stock issued on conversion of subordinated debt	$1,507	-

See notes to unaudited condensed consolidated financial statements

CONTACT: Investor Relations, Comm-Counsellors, LLC, Edward Nebb, +1-203-972-8350, enebb@optonline.net, or June Filingeri, +1-203-972-0186, junefil@optonline.net; or Shareholders, David Kronfeld, +1 917-408-1940, kronfeld@empireresources.com